Exhibit 10.1
AGREEMENT FOR THE PURCHASE AND SALE OF STOCK
by and among
Sycamore Films, Inc., a Nevada corporation;
ImaRx Therapeutics, Inc., a Delaware corporation;
Sweet Spot Productions, Inc., a California corporation;
and those persons specified on that schedule attached to this Agreement identified as the
“Sellers Schedule”
(as shareholders of Sycamore Films, Inc.)
THIS AGREEMENT FOR THE PURCHASE AND SALE OF STOCK (“Agreement”) is entered into in multiple counterparts effective as of the 17th day of March, 2010, by and among Sycamore Films, Inc., a Nevada corporation (“Sycamore”); ImaRx Therapeutics, Inc., a Delaware corporation (the “Company”); Sweet Spot Productions, Inc., a California corporation (“Sweet Spot”); and those persons specified on the Sellers Schedule (together, the “Sellers” and each, a “Seller”) each a shareholder of Sycamore, and provides for a process pursuant to which Sycamore will become a wholly owned subsidiary of the Company.
RECITALS
A.	The Company is a reporting issuer pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).

B.	Sycamore is a privately held corporation.

C.	Sweet Spot is a privately held corporation.

D.
Sycamore and Sweet Spot have entered into an agreement and plan of merger (“Merger Agreement”) whereby Sweet Spot will be merged with and into Sycamore in exchange for shares of Sycamore’s common stock and which such merger shall be effective immediately prior to the closing of the transaction contemplated by this Agreement (the “Merger”). As a result of the Merger, the shareholders of Sweet Spot will become shareholders of Sycamore.

E.
The Company believes that it is desirable and in the best interest of the Company that, upon the closing of the Merger, the Company acquire all of the issued and outstanding shares of Sycamore’s common stock $0.001 par value, which are held by the Sellers as set forth opposite each such Seller’s name on the Sellers Schedule (the “Exchange Shares”), in exchange for the issuance by the Company to the Sellers of an aggregate of 79,376,735 shares of the Company’s $0.0001 par value common stock (the “Subject Shares”) pursuant to (i) Section 4(2) of the Securities Act (as defined below) and Rule 506 of Regulation D promulgated thereunder, and (ii) Regulation S, on the terms and subject to the conditions and limitations specified in this Agreement.

F.
The Sellers believe that it is desirable and in their best interests and the best interests of Sycamore and Sweet Spot that, upon the closing of the Merger, the Exchange Shares be acquired by the Company in exchange for the Company’s issuance of the Subject Shares to the Sellers pursuant to (i) Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and (ii) Regulation S promulgated under the Securities Act, on the terms and subject to the conditions and limitations specified in the Agreement.

G.
The Company is not prepared or willing to proceed with the transaction contemplated by the provisions of this Agreement without the support, agreements, warranties, and representations of Sycamore, Sweet Spot, and the Sellers specified in this Agreement, and the Company is proceeding in reliance upon such support, agreements, representations, and warranties.

H.
Sycamore is not prepared or willing to proceed with the transaction contemplated by the provisions of this Agreement without the support, agreements, warranties, and representations of the Company, Sweet Spot, and the Sellers specified in this Agreement, and Sycamore is proceeding in reliance upon such support, agreements, representations, and warranties.

I.
Sweet Spot is not prepared or willing to proceed with the transaction contemplated by the provisions of this Agreement without the support, agreements, warranties, and representations of the Company, Sycamore, and the Sellers specified in this Agreement, and Sweet Spot is proceeding in reliance upon such support, agreements, representations, and warranties.

J.
The Sellers are not prepared or willing to proceed with the transaction contemplated by the provisions of this Agreement without the support, agreements, warranties, and representations of the Company, Sweet Spot, and Sycamore, and the Sellers are proceeding in reliance upon such support, agreements, representations, and warranties.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

ARTICLE I
DEFINITIONS
As used in this Agreement, in addition to terms defined elsewhere in this Agreement, the terms specified below in this Article I shall have the definitions and meanings specified immediately after those terms, unless a different and common meaning of a particular term is clearly indicated by the context, and variants and derivatives of the following terms shall have correlative meanings. To the extent that certain of the definitions and meanings specified below suggest, indicate, or express agreements between or among parties to this Agreement, or specify representations or warranties or covenants of a party, the parties to this Agreement agree to the same, by execution of this Agreement. The parties to this Agreement agree that agreements, representations, warranties, and covenants expressed in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties, and covenants specified elsewhere in this Agreement, and the article or section of this Agreement within which such an agreement, representation, warranty, or covenant is specified shall have no separate meaning or effect on the same.
1.1. Accumulated Funding Deficiency. An “accumulated funding deficiency” as defined by the provisions of Section 302(a)(2) of ERISA or the last two sentences of Section 412(a)(2) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.2. Affiliate. When used with respect to a person, an “affiliate” of that person is a person Controlling, Controlled by, or under common Control with that person.
1.3. Agreement. This Agreement For The Purchase and Sale of Stock, including the respective Disclosure Documents, the Sellers Schedule, and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such Disclosure Documents and other documents.
1.4. Auditors. Independent certified public accountants currently retained by the Company or Sweet Spot, as the case may be, for the purpose of auditing the financial statements of the Company.
1.5. Business Day. Any day that is not a Saturday, Sunday, or a day on which banks in Dover, Delaware are authorized to close.
1.6. Closing. The completion and consummation of the Transaction, to occur as contemplated by the provisions of Section 2.4 of this Agreement.
1.7. Closing Date. The date on which the Closing actually occurs, which shall be April 20, 2010, unless otherwise agreed by the parties to this Agreement, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified by the provisions of Article VII of this Agreement.

1.8. Code. The Internal Revenue Code of 1986, as amended and in effect as of the date hereof.
1.9. Company. ImaRx Therapeutics, Inc., a Delaware corporation.
1.10. Company Audited Financial Statements. The balance sheets, income statements, statements of stockholders equity, and statements of cash flows or, in each instance, as of (i) December 31, 2007 and (ii) December 31, 2008, as reported on by the Auditors, and included in the Company’s Form 10-K, including any amendments, filed with the SEC for the year ended on December 31, 2008.
1.11. Company Balance Sheet. The most recent balance sheet included in the Company Unaudited Financial Statements.
1.12. Company Directors. Richard Love, Richard Otto, Thomas W. Pew, Philip Ranker, and James M. Strickland.
1.13. Company Disclosure Document. The document delivered by the Company to Sycamore and Sweet Spot setting forth certain exceptions to the representations and warranties made by the Company in this Agreement.
1.14. Company Unaudited Financial Statements. The balance sheets, income statements, statements of stockholders’ equity and statements of cash flows or equivalent statements of the Company as set forth in the Company’s Forms 10-Q as filed with the SEC for the quarters ended (i) March 31, 2009; (ii) June 30, 2009; and (iii) September 30, 2009.
1.15. Complete Withdrawal. A “complete withdrawal” from a Multiemployer Plan as defined by the provisions of Section 4203 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.16. Control. Generally, the power to direct the management or affairs of a person.
1.17. Consideration. 79,376,735 shares of the Company’s $.0001 par value common stock, which shares may be referred to in this Agreement as the “Subject Shares” and such other obligations of the Company as set forth in this Agreement.
1.18. Employment Agreements. Those written employment agreements by and among the Company and Sycamore, on the one hand, and Scotti and Takats, and each of them, in the other hand, in substantially the form and substance of Exhibit B and Exhibit C attached to the Merger Agreement.

1.19. ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect at as of the date hereof.
1.20. Exchange Act. The Securities Exchange Act of 1934, as amended to the date as which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statue adopted in place or lieu thereof.
1.21. Facilities. All warehouses, stores, plants, production facilities, manufacturing facilities, equipment, processing facilities, fixtures, and improvements owned or leased by any party or otherwise used by such party in connection with the operation of its business or leased or subleased by such party to other persons.
1.22. GAAP. Generally accepted accounting principles, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall be defined and mean in accordance with GAAP consistently applied throughout the periods to which reference is made.
1.23. Intellectual Property Right. Any patent, patent right, trademark, trademark right, trade name, trade name right, service mark, service mark right, copyright and other proprietary intellectual property right and computer program.
1.24. Inventories. The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held for manufacturing, assembly, processing, repairing, finishing, sale, or resale to others, from time to time in the ordinary course of the business in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, repairing, or similar processes.
1.25. IRS. The Internal Revenue Service.
1.26. JRT. JRT Productions, Inc., a California corporation, and a Seller.
1.27. Knowledge. “Knowledge of the Company” or “to the Company’s knowledge” means the actual knowledge of the Company Directors of a particular fact, circumstance, event or matter, or knowledge of such fact, circumstance, event or matter that would have been obtained after making reasonable inquiry. “Knowledge of Sycamore” or “to Sycamore’s Knowledge” means the actual knowledge of Edward Sylvan, Terry Sylvan, or Michael Doban of a particular fact, circumstance, event or matter, or knowledge of such fact, circumstance, event or matter that would have been obtained after making reasonable inquiry. “Knowledge of Sweet Spot” or “to Sweet Spot’s Knowledge” means the actual knowledge of Joseph Takats (“Takats”) and Donald J. Scotti (“Scotti”) of a particular fact, circumstance, event or matter, or knowledge of such fact, circumstance, event or matter that would have been obtained after making reasonable inquiry.

1.28. Liabilities. At any point in time (“Determination Time”), the obligations of a person, whether known or unknown, contingent or absolute, recorded on such person’s books or not, arising or resulting in any way from facts, events, agreements, obligations or occurrences that existed or transpired at a prior point in time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (i) result from previously existing agreements for services, benefits, or other considerations, and (ii) accrue or become payable with respect to services, benefits, or other considerations received by the person after the Determination Time.
1.29. Material Adverse Effect. “Material Adverse Effect” means any change, development, event, state of facts, or occurrence that has, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, condition (financial or otherwise), operations or prospects of Sycamore, Sweet Spot, or the Company, as applicable, or (ii) the ability of Sycamore, Sweet Spot, the Sellers, or the Company, as applicable, to perform its or their respective obligations under this Agreement or to consummate the Transaction; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect (i) any change in any legal requirement (to the extent Sycamore, Sweet Spot, or the Company, as applicable, is not disproportionately affected by such change in legal requirement relative to similarly situated companies in similar industries) or GAAP after the date hereof; (ii) any effect that results from changes affecting the United States economy generally (to the extent such effect is not disproportionate with respect to Sweet Spot, Sycamore, or the Company, as applicable); (iii) any effect that results from changes affecting general worldwide economic or capital market conditions (to the extent such effect is not disproportionate with respect to Sweet Spot, Sycamore, or the Company, as applicable); (iv) any effect resulting from compliance with the terms and conditions of this Agreement; and (v) any declaration of war, military crisis or conflict, civil unrest, act of terrorism, or act of God.
1.30. Multiemployer Plan. A “multiemployer plan,” as defined by the provisions of Section 3(37) of ERISA or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, the Code or other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.31. Optionees. Red Cat and JRT for purposes of those Put Rights specified by the provisions Section 7.6 of this Agreement. Each, an “Optionee.”
1.32. Partial Withdrawal. A “partial withdrawal” from a Multiemployer Plan, as defined in Section 4205 of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.

1.33. Payables. Liabilities of a party resulting from the borrowing of money or the incurring of obligations for merchandise or goods purchased.
1.34. PBGC. The Pension Benefit Guaranty Corporation.
1.35. Pension Plan. A “pension plan” or “employee pension benefit plan,” as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.36. Plan Termination. A termination of a Pension Plan, whether partial or complete, within the meaning of Title IV of ERISA.
1.37. Pledge and Security Agreements. Those Pledge and Security Agreements executed by the Company, on the one hand, in favor of JRT and Red Cat, on the other hand, securing the Company’s obligations pursuant to the Promissory Notes, in substantially the form and substance of Exhibit F attached to the Merger Agreement.
1.38. Prohibited Transaction. A “prohibited transaction,” as defined in Section 406 of ERISA or Section 4975(c) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code or of other law, and regulations adopted pursuant to ERISA or the Code or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.39. Promissory Notes. Those Promissory Notes executed by the Company and Sycamore in favor of JRT and Red Cat pursuant to the provisions of this Agreement and the Merger Agreement. Each, a “Promissory Note.”
1.40. Put Rights. Those rights of Red Cat and JRT to require the Company to purchase those Subject Shares owned by Red Cat and JRT pursuant to the provisions of Section 7.6 of this Agreement.
1.41. Receivables. Accounts receivable, notes receivable, and other obligations appearing as assets on the books of the Company, Sycamore, or Sweet Spot, respectively, and customarily specified as assets in balance sheets prepared in accordance with GAAP.

1.42. Red Cat. Red Cat Productions, Inc., a California corporation, and a Seller.
1.43. Registration. Registration pursuant to the Securities Act.
1.44. Registration Rights Agreement. The Registration Rights Agreement granting to JRT and Red Cat certain registration rights as specified in this Agreement and the Merger Agreement, in substantially the form and substance of Exhibit H attached to the Merger Agreement.
1.45. Reportable Event. A “reportable event,” as defined in Section 4043(b) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
1.46. Reverse Stock Split. That one-for-two (1:2) reverse stock split which the Company shall cause to occur after the closing of the Transaction, pursuant to the provisions of which 1 share of the Company’s $.0001 par value common stock shall be issued in exchange for 2 shares of that common stock issued and outstanding on the effective date of the Reverse Stock Split, as specified by the provisions of Section 13.3 of this Agreement.
1.47. Scotti. Donald J. Scotti, the holder of 100% of the issued and outstanding shares of no par common stock of Red Cat.
1.48. SEC. The Securities and Exchange Commission.
1.49. SEC Reports. All reports, schedules, forms, statements and other documents filed or required to be filed by the Company with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act.
1.50. Securities Act. The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.
1.51. Sellers. Those persons specified on the Sellers Schedule, and each a “Seller”.
1.52. Sweet Spot. Sweet Spot Productions, Inc., a California corporation.
1.53. Sweet Spot Balance Sheet. The most recent balance sheet included in the Unaudited Financial Statements of Sweet Spot.
1.54. Sweet Spot Disclosure Document. The document delivered by Sweet Spot to Sycamore and the Company setting forth certain exceptions to the representations and warranties made by Sweet Spot in this Agreement.

1.55. Sweet Spot Unaudited Financial Statements. The balance sheet, income statement, statement of stockholders’ equity and statement of cash flows or equivalent statements of Sweet Spot as commonly prepared, as of December 31, 2009.
1.56. Sycamore. Sycamore Films, Inc., a Nevada corporation.
1.57. Sycamore Disclosure Document. The document delivered by Sycamore to the Company and Sweet Spot setting forth certain exceptions to the representations and warranties made by Sycamore in this Agreement.
1.58. Takats. Joseph Takats, the holder of 100% of the issued and outstanding no par value common stock of JRT.
1.59. Transaction. The acquisition by the Company from the Sellers of all of the Exchange Shares and the issuance by the Company to the Sellers of the Subject Shares.
1.60. U.S. Person. The meaning given to such term under Rule 902(k)(1) of Regulation S promulgated under the Securities Act.
1.61. Welfare Plan. A “welfare plan” or an “employee welfare benefit plan” defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular person that is a party to, or is affected by, or is involved in, the Transaction and with respect to which person the use of the term in this Agreement, or in the particular provision of this Agreement, is relevant.
ARTICLE II
THE TRANSACTION
2.1. The Transaction. On the Closing Date, subject in all instances to each of the terms, conditions, provisions and limitations specified in this Agreement, the Sellers shall surrender and sell, transfer, convey, assign and deliver their Exchange Shares, free and clear of all liens, to the Company and, as consideration and in exchange for those shares, the Company shall issue to the Sellers the Subject Shares and shall agree to perform the obligations of the Company as set forth in this Agreement.
2.2. Allocation of Subject Shares. Pursuant to the Transaction, each Seller shall be entitled to receive, from and after the Closing, in respect of the Exchange Shares issued and outstanding immediately prior to the Closing Date owned by such Seller (and upon surrender of the certificate(s) evidencing and representing those shares, duly endorsed and in all respects in proper form for transfer), such Seller’s pro rata share of the Subject Shares as set forth on the Sellers Schedule.

2.3. Additional Consideration Paid to JRT Productions, Inc. and Red Cat Productions, Inc. In addition to the issuance to Red Cat and JRT of their proportionate number of the Subject Shares and to satisfy the consideration owing to Red Cat and JRT in connection with the Merger, at the Closing, the Company and Sycamore shall execute and deliver to each of Red Cat and JRT a promissory note in the principal amount of $200,000.00 substantially in the form and substance set forth in Exhibit G attached to the Merger Agreement (the “Promissory Notes”). The indebtedness evidenced by the provisions of each Promissory Note shall be secured by a first priority perfected security interest in 50% of the Exchange Shares pursuant to a pledge and security agreement substantially in the form and substance set forth in Exhibit F attached to the Merger Agreement (the “Pledge and Security Agreements”).
2.4. Closing. The Closing of the Transaction shall take place at the offices of Mitchell Silberberg & Knupp LLP, 11377 West Olympic Boulevard, Los Angeles, California 90064, no later than April 20, 2010, at 10:00 a.m., or at such other place, time and date as Sycamore, Sweet Spot, the Sellers holding a majority of the Exchange Shares, and the Company may agree upon, which other date shall then be the Closing Date.
2.5 Implementation of Transaction. No later than 4 business days after the date hereof (i) Sycamore shall deliver or cause to be delivered to the Company and Sweet Spot the Sycamore Disclosure Document; (ii) the Company shall deliver or cause to be delivered to Sycamore, Sweet Spot, and the Sellers the Company Disclosure Document; and (iii) Sweet Spot shall deliver or cause to be delivered to the Company, Sycamore, and the Sellers the Sweet Spot Disclosure Document.
2.6. Parties to the Agreement and Transaction. By executing this Agreement, each of the Sellers agrees to be obligated by the provisions of this Agreement and by any amendment, modification, or change in or to this Agreement or any of its provisions that is accepted by such Seller in writing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SYCAMORE
Sycamore hereby represents and warrants to the Company the following:
3.1. Organization And Qualification. Sycamore is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. Sycamore is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in those jurisdictions is required by law except where any failure to be so qualified would not have a Material Adverse Effect.
3.2. Capitalization. The authorized capital stock of Sycamore consists of 100,000,000 shares of common stock, $.001 par value. There is no other capital stock of Sycamore authorized for issuance. As of the date hereof, 86,000,000 shares of Sycamore’s $.001 par value common stock were validly issued and outstanding, fully paid, and nonassessable, as set forth on the Sellers Schedule. As of the date hereof, no shares of Sycamore’s $.001 par value common stock were held in Sycamore’s treasury; and no such shares are reserved for issuance. No restrictions on transfer, repurchase options, preemptive rights or rights of first refusal exist with respect to the Exchange Shares, and no such rights arise by virtue or in connection with the Transactions. There are no proxies, voting rights, shareholders agreements or other agreements or understandings with respect to the voting of the Exchange Shares. All Exchange Shares have been issued in compliance with any preemptive rights, rights of first refusal or other requirements set forth in applicable contracts. Sycamore is not obligated to redeem or otherwise acquire any of the Exchange Shares. Immediately following the consummation of the Transaction, the Exchange Shares will be owned beneficially and of record by the Company; provided, however, that the Exchange Shares shall be subject to first priority perfected security interests securing the indebtedness evidenced by the Promissory Notes, pursuant to the Pledge and Security Agreements.
3.3. Authority Relative to This Agreement. Sycamore has the requisite corporate power and authority to enter into this Agreement and to perform its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of Sycamore and no other corporate proceedings on the part of Sycamore are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by Sycamore and constitutes a valid and binding obligation of Sycamore, enforceable in accordance with its terms.
3.4. Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Sycamore of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document) of Sycamore; (ii) contravene any law, ordinance, rule, or regulation of any state or political subdivision of either or of the United

States or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates Sycamore or any of its material properties, except in any event when such contravention will not have a Material Adverse Effect on the business, condition (financial or otherwise), operations or prospects of Sycamore, and will not have a Material Adverse Effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which Sycamore is a party or by which Sycamore may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of Sycamore.
3.5. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Sycamore.
3.6. No Undisclosed Liabilities. Sycamore has no Liabilities, which are not specified on the Sycamore Disclosure Document.
3.7. No Material Adverse Change, Etc. Except as specified on the Sycamore Disclosure Document, since the date of Sycamore’s incorporation, other than as contemplated or caused by this Agreement, there has not been (i) any Material Adverse Effect with respect to Sycamore; (ii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) by or involving Sycamore, other than this Agreement, the Merger Agreement and agreements executed in the ordinary course of business; (iii) any redemption, repurchase, or other acquisition for value of its capital stock by Sycamore, or any dividend or distribution declared, set aside, or paid on capital stock of Sycamore; (iv) any transfer of any right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of Sycamore; (v) any sale or other disposition of any asset of Sycamore, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of Sycamore, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vi) any default or breach by Sycamore in any material respect pursuant to any contract, license or permit. Except as specified on the Sycamore Disclosure Document, Sycamore has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which other employees of Sycamore are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (iv) inventory amounts in relation to sales amounts, except, in any such event, in the ordinary course of business and, in any event, without Material Adverse Effect with respect to Sycamore.
3.8 Banking Relationships. The Sycamore Disclosure Document specifies the names and locations of all banks, trust companies, savings and loans associations and other financial institutions at which Sycamore maintains its safe deposit boxes or accounts of any nature and the names of all persons authorized to have access there to, draw thereon or make withdrawals therefrom. On the Closing Date, Sycamore will deliver to the Company copies of all records regarding those accounts and safe deposit boxes, including all signatures or authorization cards and the keys pertaining to safe deposit boxes.

3.9 Books and Records. No later than the Closing Date Sycamore shall deliver to the Company the books of account, Minute Book, stock record books, and other records of Sycamore, which shall be complete and correct and have been maintained in accordance with competent business practices. The Minute Book of Sycamore shall contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Board of Directors of Sycamore, and no meeting or action of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and will not be contained in such minute book.
3.10. Taxes. Except as specified on the Sycamore Disclosure Document, Sycamore has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations.
3.11. Litigation. Except as specified on the Sycamore Disclosure Document, no investigation or review by any governmental entity with respect to Sycamore is pending or threatened (other than inspections and reviews customarily made of businesses such as those similar to that Sycamore), nor has any governmental entity indicated to Sycamore an intention to conduct any such investigation or review. Except as specified on the Sycamore Disclosure Document, there is no action, litigation or proceeding pending or threatened against or affecting Sycamore, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.
3.12. Employees. Sycamore has no employees.
3.13. Compliance With Laws. Except as specified on the Sycamore Disclosure Document, Sycamore is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of Sycamore, and Sycamore has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.
3.14. Ownership of Assets. Except as specified on the Sycamore Disclosure Document, Sycamore has good, marketable, and insurable title to, or valid, effective, and continuing leasehold rights in all personal property owned or leased by Sycamore, in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. Except as specified on the Sycamore Disclosure Document, to Sycamore’s Knowledge, there is no potential action by any person, and no proceedings with respect thereto have been instituted of which Sycamore has notice, that would materially affect Sycamore’s ability to use and to utilize each of Sycamore’s assets in its business.

3.15. Intellectual Property. Except as specified on the Sycamore Disclosure Document, Sycamore possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of its Intellectual Property Rights; Sycamore has not received any notice of conflict which asserts the rights of any other person with respect thereto; and Sycamore has in all material respects performed all of the obligations required to be performed by it and is not in default in any material respect, pursuant to any agreement relating to any such Intellectual Property Right.
3.16. Subsidiaries, Etc. Sycamore has no subsidiaries.
3.17. Trade Names. Sycamore does not conduct, and never conducted, its business using any trade name, fictitious business name, or similar name.
3.18. Pension and Welfare Plans. Sycamore is not, and has never been, a party to a Pension Plan or Welfare Plan.
3.19. Facilities. Sycamore has no Facilities.
3.20. Accounts Receivable. Except as specified on the Sycamore Disclosure Document, all accounts receivable of Sycamore, represent transactions in the ordinary course of business and are current and collectible.
3.21. Inventories. Sycamore has no Inventories.
3.22. Contracts. The Sycamore Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which Sycamore is a party. The Sycamore Disclosure Document, also, specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the Sycamore Disclosure Document specifies a description of all leases of properties by Sycamore, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. Except as specified on the Sycamore Disclosure Document, Sycamore is not a party to any executory contract to sell or transfer any part of any leasehold interest of Sycamore. True and accurate copies of all leases, and of all amendments, supplements, extensions, and modifications thereof, shall be delivered to the Company by Sycamore prior to the Closing. With respect to all agreements set forth or required to be set forth on the Sycamore Disclosure Document (i) each such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) each such agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the Transaction; (iii) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such agreement; and (iv) no party has repudiated any provision of any such agreement.

3.23. Accounts Payable. The Sycamore Disclosure Documents specifies all amounts owed by Sycamore in respect of trade accounts due and other Payables, and the actual Liabilities of Sycamore in respect of such obligations were not, and will not be, on any of such dates, in excess of the amounts so specified on the Sycamore Disclosure Document..
3.24. Labor Matters. Except as specified on the Sycamore Disclosure Document, there are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of Sycamore, threatened, against Sycamore.
3.25. Insurance. Sycamore has no insurance policies in effect.
3.26. Real Properties. Sycamore does not utilize, and has never utilized, real properties in connection with the operation of Sycamore’s business.
3.27. Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of Sycamore to the Company pursuant to this Agreement, including, but not limited to, the Sycamore Disclosure Document, considered together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.
3.28. Options, Warrants and Other Rights and Agreements Affecting Sycamore’s Capital Stock. Sycamore has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities (“Sycamore Derivative Securities”), or any commitments, agreements, arrangement or understandings of any manner or nature whatsoever obligating Sycamore, in any event, to issue shares of capital stock or other securities or securities convertible into or evidencing the right to purchase shares of capital stock or Sycamore Derivative Securities, except as specified on the Sycamore Disclosure Document. Except as specified on the Sycamore Disclosure Document, neither Sycamore nor any officer, director, or shareholder of Sycamore is a party to any agreement, understanding, arrangement or commitment, or obligated by any provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of Sycamore’s capital stock or Sycamore Derivative Securities.
3.29. Questionable Payments. Neither Sycamore, nor any director, officer, agent, employee, or other person associated with or acting on behalf of Sycamore has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Sycamore; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.

3.30. Relationships with Related Persons. Except as specified on the Sycamore Disclosure Document, no Affiliate or shareholder of Sycamore or any Affiliate or related person of any shareholder of Sycamore has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Sycamore’s business. Except as specified on the Sycamore Disclosure Document, no Affiliate or shareholder of Sycamore or any Affiliate or related person of any shareholder of Sycamore owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with Sycamore, or (ii) engaged in competition with Sycamore with respect to any of the products or services of Sycamore or Sweet Spot in any market presently served by Sycamore. Except as specified on the Sycamore Disclosure Document, no shareholder or Affiliate of Sycamore or any Affiliate or related person of any shareholder of Sycamore is a party to any contract or other understanding with, or has any claim or right against, Sycamore.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF SWEET SPOT
Sweet Spot hereby represents and warrants to the Company the following:
4.1. Organization And Qualification. Through the closing of the Merger, Sweet Spot is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. Through the closing of the Merger with Sycamore, Sweet Spot is duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in those jurisdictions is required by law except where any failure to be so qualified would not have a Material Adverse Effect.
4.2. Capitalization. The authorized capital stock of Sweet Spot consists of 1,000,000 shares of common stock, no par value. There is no other capital stock of Sweet Spot authorized for issuance. As of the date hereof, 1,000,000 shares of Sweet Spot’s no par value common stock were validly issued and outstanding, fully paid, and nonassessable. As of the date hereof, no shares of Sweet Spot’s par value common stock are reserved for issuance.
4.3. Authority Relative to This Agreement. Through the closing of the Merger, Sweet Spot has the requisite corporate power and authority to enter into this Agreement and to perform its obligations created by this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of Sweet Spot and no other corporate proceedings on the part of Sweet Spot are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction. This Agreement has been duly and validly executed and delivered by Sweet Spot and constitutes a valid and binding obligation of Sweet Spot, enforceable in accordance with its terms.

4.4. Absence of Breach; No Consents. The execution, delivery, and performance of this Agreement, and the performance by Sweet Spot of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document) of Sweet Spot; (ii) contravene any law, ordinance, rule, or regulation of any state or political subdivision of either or of the United States or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates Sweet Spot or any of its material properties, except in any event when such contravention will not have a Material Adverse Effect on the business, condition (financial or otherwise), operations or prospects of Sweet Spot, and will not have a Material Adverse Effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which Sweet Spot is a party or by which Sweet Spot may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of Sweet Spot.
4.5. Brokers. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Sweet Spot.
4.6. No Undisclosed Liabilities. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot has no Liabilities which are not adequately presented or reserved against on the Sweet Spot Balance Sheet, except Liabilities incurred since the date of the Sweet Spot Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of Sweet Spot’s Facilities or locations for which Sweet Spot is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Facilities or locations.
4.7. No Material Adverse Change, Etc. Except as specified on the Sweet Spot Disclosure Document, since the date of the Sweet Spot Balance Sheet, other than as contemplated or caused by this Agreement and the Merger Agreement, there has not been (i) any Material Adverse Effect with respect to Sweet Spot; (ii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) by or involving Sweet Spot, other than this Agreement, the Merger Agreement, and agreements executed in the ordinary course of business; (iii) any redemption, repurchase, or other acquisition for value of its capital stock by Sweet Spot, or any dividend or distribution declared, set aside, or paid on capital stock of Sweet Spot; (iv) any transfer of any right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of Sweet Spot; (v) any sale or other disposition of any asset of Sweet Spot; or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of Sweet Spot, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vi) any default or breach by Sweet Spot in any material respect pursuant to any contract, license or permit. Except as specified on the Sweet Spot Disclosure Document, since the date of the Sweet Spot Balance Sheet, Sweet Spot has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which other employees of Sweet Spot are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (iv) inventory amounts in relation to sales amounts, except, in any such event, in the ordinary course of business and, in any event, without causing a Material Adverse Effect with respect to Sweet Spot.
4.8 Banking Relationships. The Sweet Spot Disclosure Document specifies the names and locations of all banks, trust companies, savings and loans associations and other financial institutions at which Sweet Spot maintains its safe deposit boxes or accounts of any nature and the names of all persons authorized to have access there to, draw thereon or make withdrawals therefrom.
4.9 Books and Records. No later than the Closing Date Sweet Spot shall deliver to Sycamore, in accordance with the Merger Agreement, the books of account, Minute Books, stock record books, and other records of Sweet Spot, which shall be complete and correct and have been maintained in accordance with competent business practices through the Merger of Sweet Spot into Sycamore. The Minute Book of Sweet Spot shall contain accurate and complete records of all meetings held of, and corporate actions taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Sweet Spot, and no meeting or action of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and will not be contained in such minute books.
4.10. Taxes. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Sweet Spot Balance Sheet.
4.11. Litigation. Except as specified on the Sweet Spot Disclosure Document, no investigation or review by any governmental entity with respect to Sweet Spot is pending or, to Sweet Spot’s Knowledge, threatened (other than inspections and reviews customarily made of businesses such as those similar to Sweet Spot), nor has any governmental entity indicated to Sweet Spot an intention to conduct any such investigation or review. Except as specified on the Sweet Spot Disclosure Document, there is no action, litigation or proceeding pending or, to Sweet Spot’s Knowledge, threatened against or affecting Sweet Spot, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality.
4.12. Employees. Sweet Spot Disclosure Document specifies complete and accurate information for each employee and director of Sycamore, including each employee on leave of absence or layoff status, which information includes name, job title, current compensation paid or payable and any change in compensation since his or her date of employment by Sweet Spot, vacation accrued, and service credited for purposes of vesting and eligibility to participate pursuant to any Sweet Spot pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership severance pay, insurance, medical, welfare, or vacation plan, other Pension Plan or Welfare Plan, or any other employee benefit plan or any director plan. The Sweet Spot has no retired employees or directors.
4.13. Compliance With Laws. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to Sweet Spot’s operations, including, without limitation, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of Sweet Spot, and Sweet Spot has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted.
4.14. Ownership of Assets. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot has good, marketable, and insurable title to, or valid, effective, and continuing leasehold rights in all personal property owned or leased by or used by Sweet Spot, in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which singularly and in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof. Except as specified on the Sweet Spot Disclosure Document, to Sweet Spot’s Knowledge, there is no potential action by any person, and no proceedings with respect thereto have been instituted of which Sweet Spot has notice, that would materially affect Sweet Spot’s ability to use and to utilize each of Sweet Spot’s assets in its business.
4.15. Intellectual Property. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of its Intellectual Property Rights; Sweet Spot has not received any notice of conflict which asserts the rights of any other person with respect thereto; and Sweet Spot has in all material respects performed all of the obligations required to be performed by them and are not in default in any material respect, pursuant to any agreement relating to any such Intellectual Property Right.
4.16. Subsidiaries, Etc. Sweet Spot has no subsidiaries.
4.17. Trade Names. The Sweet Spot Disclosure Document identifies each trade name, fictitious business name, or other similar name pursuant to which Sweet Spot has conducted any part of its business or Sweet Spot has utilized any of its assets.
4.18. Pension and Welfare Plans. Except as specified on the Sweet Spot Disclosure Document,
4.18.1 All Pension Plans and Welfare Plans of Sweet Spot (including any such plans assumed in connection with the Merger) have been administered in substantial compliance with their terms, ERISA and, where applicable, the Code. If applicable, the IRS has issued a favorable determination letter with respect to the qualification of each such Pension Plan and the exemption of any corresponding trust. A copy of the most recent determination letter for each Pension Plan, if any, has been furnished to Sweet Spot, and nothing has occurred since the date of any such determination letter that could cause the relevant Pension Plan or trust to lose such qualification or exemption.

4.18.2 With respect to each Pension Plan and each Welfare Plan (including any such plans assumed in connection with the Merger); (i) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute a reason for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, in each case as contemplated by ERISA; (ii) neither Sweet Spot, nor any fiduciary, trustee or administrator of any Pension Plan or Welfare Plan, has engaged in a Prohibited Transaction that could subject Sweet Spot to any material tax or any material penalty imposed by ERISA or the Code; (iii) Sweet Spot has not incurred any material liability to the PBGC (other than for payment of premiums); and (iv) there is no material Accumulated Funding Deficiency with respect to any Pension Plan, whether or not waived.
4.18.3 There has been no Plan Termination that has occurred during the 5 year period ending on the date hereof.
4.18.4 Sweet Spot has no knowledge of any material liability being incurred pursuant to Title IV of ERISA by Sweet Spot with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, Sweet Spot, within the meaning of Section 414 subdivisions (b) and (c) of the Code.
4.18.5 No Welfare Plan is funded with a trust or other funding method, other than insurance policies.
4.18.6 There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Multiemployer Plan that could cause Sweet Spot to incur any material Liability pursuant to or as a result of ERISA, other than to the extent previously paid or fully provided for in the Sweet Spot Balance Sheet, and all payments required to be made to any such Plan by Sweet Spot pursuant to any applicable collective bargaining agreements have been made.
4.19. Facilities. The Facilities of Sweet Spot are (as to physical plant and structure) structurally sound and none of those Facilities, nor any of the vehicles or other equipment used by Sweet Spot in connection with its business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are utilized; none of those Facilities, vehicles or other equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs which are not material in nature or cost. Sweet Spot is not in breach, violation, or default of any lease with respect to or as a result of which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and Sweet Spot has not received notice of any claim or assertion that it is or may be in any such breach, violation, or default.
4.20. Accounts Receivable. Except as specified on the Sweet Spot Disclosure Document, all accounts receivable of Sweet Spot, whether or not specified in the Sweet Spot Balance Sheet, represent transactions in the ordinary course of business and are current and collectible net of any reserves specified on the Sweet Spot Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

4.21. Inventories. All Inventories of Sweet Spot, whether or not specified in the Sweet Spot Balance Sheet, are of a quality and quantity usable and saleable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Except as specified on the Sweet Spot Disclosure Document, items included in such Inventories are specified on the books of Sweet Spot have, and are valued on the Sweet Spot Balance Sheet, at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expense, and allocation of overhead.
4.22. Contracts. The Sweet Spot Disclosure Document specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which Sweet Spot is a party. The Sweet Spot Disclosure Document also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, the Sweet Spot Disclosure Document specifies a description of all leases of properties by Sweet Spot, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. Except as specified on the Sweet Spot Disclosure Document, Sweet Spot is not a party to any executory contract to sell or transfer any part of any leasehold interest of Sweet Spot. True and accurate copies of all leases, and of all amendments, supplements, extensions, and modifications thereof, shall be delivered to the Company by Sweet Spot prior to the Closing. With respect to all agreements set forth or required to be set forth on the Sweet Spot Disclosure Document; (i) each such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) each such agreement will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such agreement; and (iv) no party has repudiated any provision of any such agreement.
4.23. Accounts Payable. Except as specified on the Sweet Spot Disclosure Document, the accounts payable specified on the Sweet Spot Balance Sheet do, and those specified on the books of Sweet Spot at the time of the Closing will, specify all amounts owed by Sweet Spot in respect of trade accounts due and other Payables, and the actual Liabilities of Sweet Spot in respect of such obligations were not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of Sweet Spot.
4.24. Labor Matters. Except as specified on the Sweet Spot Disclosure Document, there are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of Sweet Spot, threatened, against Sweet Spot.

4.25. Insurance. Sweet Spot owns or holds policies of insurance in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in business similar to Sweet Spot. The Sweet Spot Disclosure Document specifies a list of all material insurance policies (including directors’ and officers’ liability insurance and fiduciary liability insurance) maintained by Sweet Spot, including the premiums payable in connection therewith. All insurance policies maintained by Sweet Spot are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and all premiums due and payable thereon have been paid; and Sweet Spot is not in breach or default of any of the insurance policies, and Sweet Spot has not taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of those insurance policies. Sweet Spot has not received any notice of termination or cancellation or denial of coverage with respect to any insurance policy.
4.26. Real Properties. Sweet Spot does not own any real property.
4.27. Financial Statements. All of the historical financial statements contained in the Sweet Spot Unaudited Financial Statements were prepared from the books and records of Sweet Spot. The Sweet Spot Unaudited Financial Statements were prepared in accordance with GAAP, and fairly and accurately specify the financial situation and condition of Sweet Spot as at the dates and for the periods indicated. Without limited the foregoing, at the date of the Sweet Spot Balance Sheet, Sweet Spot owned each of the assets included in preparation of the Sweet Spot Balance Sheet, and the valuation of such assets in the Sweet Spot Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and Sweet Spot had no Liabilities, other than those specified in the Sweet Spot Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Sweet Spot Balance Sheet. From the date hereof through the Closing Date Sweet Spot will continue to prepare financial statements on the same basis that it and Sweet Spot have done so in the past, and Sweet Spot will promptly deliver those financial statements to the Company, and the foregoing representations and warranties will be applicable to each financial statement so prepared and delivered.
4.28. Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of Sweet Spot to the Company pursuant to this Agreement, including, but not limited to, the Sweet Spot Disclosure Document, considered together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.
4.29. Options, Warrants and Other Rights and Agreements Affecting Sweet Spot’s Capital Stock. Sweet Spot has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities (“Sweet Spot Derivative Securities”), or any commitments, agreements, arrangement or understandings of any manner or nature whatsoever obligating Sweet Spot, in any event, to issue shares of capital stock or other securities or securities convertible into or evidencing the right to purchase shares of capital stock or Sweet Spot Derivative Securities, except as specified on the Sweet Spot Disclosure Document. Except as specified on the Sweet Spot Disclosure Document, neither Sweet Spot nor any officer, director, or shareholder of Sweet Spot is a party to any agreement, understanding, arrangement or commitment, or obligated by any provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of Sweet Spot’s capital stock or Sweet Spot Derivative Securities.

4.30. Questionable Payments. Neither Sweet Spot, nor any director, officer, agent, employee, or other person associated with or acting on behalf of Sweet Spot has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of Sweet Spot; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.
4.31. Relationships with Related Persons. Except as specified on the Sweet Spot Disclosure Document, no Affiliate or shareholder of Sweet Spot or any Affiliate or related person of any shareholder of Sweet Spot has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Sweet Spot’s business. Except as specified on the Sweet Spot Disclosure Document, no Affiliate or shareholder of Sweet Spot or any Affiliate or related person of any shareholder of Sweet Spot owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with Sweet Spot, or (ii) engaged in competition with Sweet Spot with respect to any of the products or services of Sweet Spot in any market presently served by Sweet Spot. Except as specified on the Sweet Spot Disclosure Document, no shareholder or Affiliate of Sweet Spot or any Affiliate or related person of any shareholder of Sweet Spot is a party to any contract or other understanding with, or has any claim or right against, Sweet Spot.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY
The Company represents and warrants to Sycamore, Sweet Spot, and the Sellers as follows:
5.1. Organization And Qualification. The Company is a corporation duly organized, validly existing, and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now conducted. The Company is, or will prior to the Closing be, duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by the Company, or the nature of its activities, is such that qualification as a foreign corporation in those jurisdictions is required by law, except where the failure to so qualify would not have a Material Adverse Effect.

5.2. Capitalization. The authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, $.0001 par value, and (ii) 5,000,000 shares of preferred stock, $.0001 par value. There is no other capital stock authorized for issuance by the Company. As of the date hereof, the Company has issued and outstanding (i) 11,665,733 shares of its $.0001 par value common stock; (ii) warrants to purchase 834,126 shares of the Company’s $.0001 par value common stock; and (iii) options to purchase 421,935 shares of the Company’s $.0001 par value common stock (as disclosed in the Company Disclosure Document). Immediately after the Closing, (i) 91,042,468 shares of the Company’s $.0001 par value common stock will be validly issued and outstanding, fully paid, and nonassessable; (ii) no shares of the Company’s $.0001 par value preferred stock will be issued and outstanding; (iii) warrants to purchase 834,126 shares of the Company’s $.0001 par value common stock will be issued and outstanding; and (iv) options to purchase 421,935 shares of the Company’s $.0001 par value common stock will be issued and outstanding. No shares of the Company’s $.0001 par value capital stock are held in the Company’s treasury, and no such shares are reserved for issuance.
5.3. Authority Relative to This Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations created by this Agreement. Except as specified on the Company Disclosure Document, the execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Company and no other corporate proceedings on the part of the Company are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including issuance of the Subject Shares. Except as specified on the Company Disclosure Document, this Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms.
5.4. Absence of Breach; No Consents. Except as specified on the Company Disclosure Document, the execution, delivery, and performance of this Agreement, and the performance by the Company of its obligations created by this Agreement, do not (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation (or similar charter document) or Bylaws (or similar governing document) of the Company; (ii) contravene any law, ordinance, rule, or regulation of any state or political subdivision of either or of the United States or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates, the Company or any of its material properties, except in any event when such contravention will not have a Material Adverse Effect on the business, condition (financial or otherwise), operations or prospects of the Company, and will not have a Material Adverse Effect on the validity of this Agreement or on the validity of the consummation the Transaction; (iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which the Company may be affected or obligated; (iv) require the authorization, consent, approval, or license of any third party; or (v) constitute any reason for the loss or suspension of any permits, licenses, or other authorizations used in the business of the Company.

5.5. Brokers. Except as specified in the Company Disclosure Document, no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of the Company. The Company does not have any obligation to pay finder’s or broker’s fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Company is a party.
5.6. Financial Statements. All of the historical financial statements contained in the Company Audited Financial Statements and the Company Unaudited Financial Statements were prepared from the books and records of the Company. The Company Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately specify the financial situation and condition of the Company as at the dates and for the periods indicated. The Company Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Company Audited Financial Statements and fairly present the financial situation and condition of the Company as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. Without limited the foregoing, at the date of the Company’s Balance Sheet, the Company owned each of the assets included in preparation of the Company Balance Sheet, and the valuation of such assets in the Company Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Company had no Liabilities, other than those specified in the Company Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Company Balance Sheet. From the date hereof through the Closing Date the Company will continue to prepare financial statements on the same basis that it has done so in the past, and the Company will promptly deliver those financial statements to Sycamore, and the foregoing representations and warranties will be applicable to each financial statement so prepared and delivered.
5.7. No Undisclosed Liabilities. Except as set forth in the Company Disclosure Document, the Company has no Liabilities which are not adequately presented or reserved against on the Company Balance Sheet, except Liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Company’s’ Facilities or locations for which the Company is or will be responsible, and (b) there are no deferred rents due to lessors at or with respect to any of such Facilities or locations.
5.8. No Material Adverse Change, Etc. Except as specified on the Company Disclosure Document, since the date of the Company Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any Material Adverse Effect with respect to the Company; (ii) any entry into or termination of any material commitment, contract, agreement, or transaction (including, without limitation, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) by or involving the Company, other than this Agreement and agreements executed in the ordinary course of business; (iii) any redemption, repurchase, or other acquisition for value of its capital stock by the Company, or any dividend or distribution declared, set aside, or paid on capital stock of the Company; (iv) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name, or copyright of the Company; (v) any sale or other disposition of any asset of the Company, or any mortgage, pledge, or imposition of any lien or other encumbrance on any asset of the Company, other than in the ordinary course of business, or any agreement relating to any of the foregoing; of (vi) any default or breach by the Company in any material respect pursuant to any contract, license or permit. Except as specified on the Company Disclosure Document, since the date of the Company Balance Sheet, the Company has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in (i) executive compensation amounts, (ii) the manner in which other employees of the Company are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory amounts in relation to sales amounts, except, in any event, in the ordinary course of business and, in any event, without Material Adverse Effect to the Company.
5.9. Taxes. Except as specified on the Company Disclosure Document, the Company has properly filed or caused to be filed all federal, state, local, and foreign income and other tax returns, reports, and declarations that are required by applicable law to be filed by it, and has paid, or made full and adequate provision for the payment of, all federal, state, local, and foreign income and other taxes properly due for the periods contemplated by such returns, reports, and declarations, except such taxes, if any, as are adequately reserved against in the Company Balance Sheet, and except to the extent where any failure to file, any delinquency in filing, any inaccuracies in any such filings, or any failure to pay, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect.
5.10. Litigation. Except as specified on the Company Disclosure Document, no material investigation or review by any governmental entity with respect to the Company is pending or, to the Knowledge of the Company, threatened (other than inspections and reviews customarily made of businesses such as that of the Company), nor has any governmental entity indicated to the Company an intention to conduct the same. Except as specified on the Company Disclosure Document, there is no action, litigation or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company, at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, that could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.
5.11. Employees. The Company Disclosure Document specifies complete and accurate information for each current employee, officer, and director of the Company, including name, job title and current compensation payable.
5.12. Compliance With Laws. Except as specified on the Company Disclosure Document, the Company is in substantial compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, without limitation, the use of premises occupied by it, or with respect to which compliance is a condition of engaging in any aspect of the business of the Company, except for instances of noncompliance that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Material Adverse Effect, and the Company has all permits, licenses, zoning rights, and other governmental authorizations necessary to conduct its business as presently conducted, except where the failure to obtain such permits, licenses, zoning rights and other governmental authorizations has not had and would not reasonably be expected to have a Material Adverse Effect.

5.13. Ownership of Assets. Except as specified on the Company Disclosure Document, the Company has good, marketable, and insurable title to, or valid, effective, and continuing leasehold rights in the case of leased property, in all personal property owned or leased by it or used by it in the conduct of its business in such a manner as to create the appearance or reasonable expectation that such property is owned or leased by it, free and clear of all liens, claims, encumbrances, and charges, except liens for taxes not yet due and except for liens, claims encumbrances and charges that, in the aggregate, do not and will not materially interfere with the ability of the Company to conduct business as currently conducted. Except as specified on the Company Disclosure Document, to the Company’s Knowledge, no actions are pending or threatened that would materially affect the ability of the Company to use and to utilize each of such assets in its business.
5.14. Intellectual Property. The Company has full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Intellectual Property Rights owned by or registered in the name of the Company, or used in the business of the Company as conducted on the date hereof. No claims are pending or, to the Knowledge of the Company, threatened that the Company is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right.
5.15. Subsidiaries, Etc. The Company has no subsidiaries.
5.16. Trade Names. The Company Disclosure Document identifies each trade name, fictitious business name, or other similar name pursuant to which the Company has conducted any part of the Company’s business or in which the Company has utilized any of the assets of the Company.
5.17. Pension Plans. Except as specified on the Company Disclosure Document,
5.17.1 All Pension Plans and Welfare Plans of the Company have been administered in substantial compliance with their terms, ERISA and, where applicable, the Code. With respect to each Pension Plan that is intended to be qualified under Section 401 of the Code, the Pension Plan is being maintained through the use of a prototype plan document or volume submitter plan document as to which the IRS has issued an opinion letter on the qualification of the form of the document to the prototype plan or volume submitter plan sponsor.
5.17.2 With respect to each Pension Plan and each Welfare Plan; (i) there is no fact, including, without limitation, any Reportable Event, that exists that would constitute a reason for termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, in each case as contemplated by ERISA; (ii) to the Knowledge of the Company, neither the Company, nor any fiduciary, trustee or administrator of any Pension Plan or Welfare Plan, has engaged in a Prohibited Transaction that could subject the Company to any material tax or any material penalty imposed by ERISA or the Code; (iii) the Company has not incurred any material liability to the PBGC (other than for payment of premiums); and (iv) there is no material Accumulated Funding Deficiency with respect to any Pension Plan, whether or not waived.
5.17.3 There has been no Plan Termination under Title IV of ERISA that has occurred during the 5 year period ending on the Effective Date.

5.17.4 The Company has no Knowledge of any material liability being incurred pursuant to Title IV of ERISA by the Company with respect to any Pension Plan maintained by a trade or business (whether or not incorporated) which is under common control with, or part of a controlled group of corporations with, the Company, within the meaning of Section 414 subdivisions (b) and (c) of the Code.
5.17.5 No Welfare Plan is funded with a trust or other funding method, other than insurance policies.
5.17.6 There has occurred no Complete Withdrawal or Partial Withdrawal with respect to any Multiemployer Plan that could cause the Company to incur any material Liability pursuant to or as a result of ERISA, other than to the extent previously paid or fully provided for in the Company Balance Sheet, and all payments required to be made to any such Plan by the Company pursuant to any applicable collective bargaining agreements have been made.
5.18. Facilities. The Company has no Facilities.
5.19. Accounts Receivable. Except as specified on the Company Disclosure Document, all accounts receivable of the Company, whether or not specified in the Company Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Company Balance Sheet (which reserves are adequate and were calculated consistent with past practice).
5.20. Contracts. Except as disclosed on the Company Disclosure Document, there are no contracts that are material to the business, properties, assets, condition (financial or otherwise), results of operations or prospects of the Company taken as a whole. With respect to each such material contract of the Company (i) such contract is legal, valid, binding, enforceable and in full force and effect; (ii) such contract will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred that with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under any such contract; and (iv) no party has repudiated any provision of any such contract.
5.21. Accounts Payable. Except as specified on the Company Disclosure Document, the accounts payable specified on the Company Balance Sheet do, and those specified on the books of the Company at the time of the Closing will, specify all amounts owed by the Company in respect of trade accounts due and other Payables, and the actual Liabilities of the Company in respect of such obligations were not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Company.
5.22. Labor Matters. Except as specified on the Company Disclosure Document, there are no activities or controversies, including, without limitation, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the Knowledge of the Company, threatened, among the Company and any of its employees.

5.23. Insurance. The Company owns or holds policies of insurance in amounts providing reasonably adequate coverage against all risks customarily insured against by companies in business similar to the Company, except when any failure to maintain such coverage would not have a Material Adverse Effect. The Company Document Disclosure specifies a list of all material insurance policies (including directors’ and officers’ liability insurance and fiduciary liability insurance) maintained as of the Closing by the Company, including the premiums payable in connection therewith. All insurance policies maintained by the Company are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and all premiums due and payable thereon have been paid; and the Company is not in breach or default of any of the insurance policies, and the Company has not taken any action or failed to take any action that, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of those insurance policies. The Company has not received any notice of termination or cancellation or denial of coverage with respect to any insurance policy.
5.24. Full Disclosure. Except as disclosed in Company Disclosure Document, the documents, certificates, and other writings furnished or to be furnished by or on behalf of the Company to Sycamore, Sweet Spot, and the Sellers, either directly or by the Company pursuant to this Agreement, including, but not limited to, the Company Disclosure Document, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the statements made, considering the circumstances pursuant to which they are made, not misleading.
5.25. Options, Warrants and Other Rights and Agreements Affecting Capital Stock. Except as disclosed in the Company Disclosure Document, the Company has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities, as defined by the provisions of the Securities Act (collectively, “Company Derivative Securities”), or any commitments, agreements, arrangement or understandings of any manner or nature whatsoever obligating the Company, in any event, to issue shares of capital stock or other securities or securities convertible into or evidencing the right to purchase shares of the capital stock or Company Derivative Securities. Except as disclosed in the Company Disclosure Document, neither the Company, nor any officer, director, or shareholder of the Company is a party to any agreement, understanding, arrangement or commitment, or obligated by an provision which creates any rights in any person with respect to the authorization, issuance, voting, sale or transfer of any shares of capital stock or Company Derivative Securities.
5.26. SEC Filings. The Company has filed with and furnished to and will continue to file with and furnish to the SEC all forms, documents and reports (including exhibits) required to be filed or furnished prior to the Closing Date by the Company with the SEC. As of their respective dates, or, if amended prior to the Closing Date, as of the date of the last such amendment, the SEC Reports comply and will comply in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated pursuant thereto, and none of the SEC Reports specify or will specify any untrue statement of a material fact or omit to specify or incorporate by reference any material fact required to be specified or incorporated by reference therein or necessary to make the information specified therein, considering the circumstances pursuant to which that information is disclosed, not misleading. The Company will make available to Sycamore correct and complete copies of all material correspondence among the SEC, on the one hand, and the Company, on the other hand, occurring and prior to the Closing Date. As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. As of the date hereof, to the Knowledge of the Company, none of the SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or SEC investigation. The Financial Statements of the Company included in the SEC Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect at the time of filing, have been prepared in accordance with U.S. GAAP (except in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the financial position of the Company as of the dates thereof and its results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).
5.27. Questionable Payments. Except as specified on the Company Disclosure Document, neither the Company, nor to the Company’s Knowledge any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign and domestic political parties or campaigns, from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entry on the books or records of the Company; made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; given any favor or gift which is not deductible for federal income tax purposes; or made any bribe, or kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private, or public, regardless of form, whether in money, property, or services, to obtain favorable services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained.
5.28. Status of the Company. The Company is not a “blank check company” (as that term is defined by the provisions of Rule 419) promulgated pursuant to the provisions of the Securities Act. The Company is not, and is not controlled by or under common control with an Affiliate of, an “investment company” (as that term is defined by the provisions of the Investment Company Act of 1940, as amended).
5.29. Banking Relationships. The Company Disclosure Document specifies the names and locations of all banks, trust companies, savings and loans associations and other financial institutions at which the Company maintains its safe deposit boxes or accounts of any nature and the names of all persons authorized to have access there to, draw thereon or make withdrawals therefrom.
5.30. Relationships with Related Persons. Except as disclosed in the Company Disclosure Document, none of the officers or directors of the Company, and to the Knowledge of the Company, none of the employees of the Company, has or has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company’s business. Except as disclosed in the Company Disclosure Document, no officers or directors of the Company, and to the Knowledge of the Company, none of the employees of the Company, owns or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a person that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to any of the products or services of the Company in any market presently served by the Company. Except as disclosed in the Company Disclosure Document, no officer or director of the Company, and to the Knowledge of the Company, none of the employees of the Company, is a party to any contract or other understanding with, or has any claim or right against, the Company.
ARTICLES VI
COVENANTS OF SYCAMORE
Sycamore hereby covenants with the Company the following:
6.1. Affirmative Covenants. From the date hereof through the Closing Date, Sycamore will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however that in all instances the representations and warranties of the Company in this Agreement are and remain true and accurate and that the covenants and agreements of the Company in this Agreement are performed and that the conditions to the obligations of Sycamore set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of Sycamore to satisfy their fiduciary obligations.
6.2. Access and Information. Sycamore shall provide to the Company and to the Company’s accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, Sycamore shall furnish promptly to the Company (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as the Company may request, but no investigation pursuant to this section shall affect any representations or warranties of Sycamore, or the conditions to the obligations of the Company to consummate the Transaction. In the event of the termination of this Agreement, Sycamore will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by Sycamore or on its behalf from the Company as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and Sycamore will hold in confidence all confidential information, that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Sycamore and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of the Company.
6.3. Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Company shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Sycamore shall comply with each of the following:

(1) The business of Sycamore shall be conducted only in the ordinary and usual course, Sycamore shall use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with Sycamore, and Sycamore shall immediately notify the Company of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, Sycamore.
(2) Sycamore shall not (a) amend its Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document), or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.
(3) Sycamore shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.
(4) Sycamore shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.
(5) Sycamore shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.
(6) Sycamore shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of Sycamore’s assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of Sycamore’s property, or as specifically provided for or permitted in this Agreement.
(7) Sycamore shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.
(8) Sycamore shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.

(9) Sycamore will file properly and promptly when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by Sycamore and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by Sycamore.
(10) Sycamore will comply with all laws and regulations applicable to Sycamore and Sycamore’s operations.
6.4. Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by Sycamore in connection with this Agreement and the Transaction shall be paid by Sycamore.
6.5. Publicity. Prior to the Closing any written news releases by Sycamore pertaining to this Agreement or the Transaction shall be submitted to the Company for review and approval prior to release by Sycamore, and shall be released only in a form approved by the Company; provided, however, that such review and approval shall not be required of releases by Sycamore if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel for the Company, with any applicable law, rule or policy.
6.6. Updating of Sycamore Disclosure Document. Sycamore shall notify the Company of any changes, additions or events which may cause any change in or addition to the Sycamore Disclosure Document promptly after the occurrence of the same and at the Closing by the delivery of appropriate updates to the Sycamore Disclosure Document. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Company specifically agrees thereto in writing nor shall any such notification be considered to constitute or result in a waiver by the Company of any condition set forth in this Agreement.
ARTICLE VII
COVENANTS OF THE COMPANY
The Company, covenants with Sycamore, Sweet Spot and the Sellers as follows:
7.1. Affirmative Covenants. From the date hereof through the Closing Date, the Company will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided however, that in all instances representations and warranties of Sycamore, Sweet Spot, and the Sellers in this Agreement are and remain true and accurate and that the covenants and agreements of Sycamore, Sweet Spot, and the Sellers in this Agreement are performed and that the conditions to the obligations of the Company set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of the Company to satisfy their fiduciary obligations.

7.2. Access and Information. The Company shall provide to (i) Sycamore and to Sycamore’s accountants, counsel and other representatives and (ii) Sweet Spot and Sweet Spot’s accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of the properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, the Company shall furnish promptly to Sycamore and Sweet Spot (a) all written communications to its directors or to its shareholders generally, (b) internal monthly financial statements when and as available, and (c) all other information concerning the business, properties, and personnel of the Company as Sycamore or Sweet Spot may request, but no investigation pursuant to this section shall affect any representations or warranties of the Company, or the conditions to the obligations of Sycamore, Sweet Spot, or the Sellers to consummate the Transaction. In the event of the termination of this Agreement, the Company will, and will cause its representatives to, deliver to Sycamore and Sweet Spot, as the case may be, or destroy all documents, work papers, and other material, and all copies thereof, obtained by the Company or on its behalf from Sycamore and Sweet Spot as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and the Company will hold in confidence all confidential information, that has been designated as such by Sycamore or Sweet Spot in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. The Company and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the businesses of Sycamore and Sweet Spot.
7.3. No Solicitation.
(1) For and during that period which ends thirty (30) days after the date hereof, the Company, and those acting on behalf of any of the Company, will not, and the Company will use its best efforts to cause its officers, employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person other than Sycamore and its officers, employees, and agents, concerning any merger, sale of substantial assets, or similar transaction involving the Company or any sale of any of its capital stock. The Company will notify Sycamore immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Company’s business, or providing information to government authorities.
(2) Notwithstanding the foregoing or any other provision of this Agreement, at any time prior to the Closing, in the event that the Company Directors determine in good faith by a majority vote, based on the advice of its outside legal counsel, that there is a reasonable basis requiring the Company to consider a Favorable Third Party Proposal (as defined below) to comply with its fiduciary duties, the Company may furnish non-public information with respect to the Company to the person who made the Favorable Third Party Proposal pursuant to a confidentiality agreement and participate in discussions or negotiations with such person regarding the Favorable Third Party Proposal. In the event the Company Directors receive a Favorable Third Party Proposal, which they determine is more favorable to the Company’s shareholders than the terms and conditions of the Transaction, no later than the third (3) business day following the date upon which the Company Directors determine that such Favorable Third Party Proposal is a more favorable proposal than the Transaction provide written notice to Sycamore and Sweet Spot that specifies the material terms and conditions of that Favorable Third Party Proposal. Sycamore and Sweet Spot shall have the option for ten (10) business days after receipt of such notice to amend the terms and conditions of the Transaction to cause this Transaction to be no less favorable than the Favorable Third Party Proposal. In the event that Sycamore and Sweet Spot do not agree to the modification of the terms and conditions of the Transaction at the end of that ten (10) business day period, the Company Directors may, with written notice to Sycamore and Sweet Spot, and payment of a termination fee of $50,000.00, terminate this Agreement (and concurrently with such termination, if they so determine, cause the Company to enter into any agreement with respect to that Favorable Third Party Proposal) (the “Termination Fee”). The Termination Fee shall be allocated and shared by Sycamore and Sweet Spot (each, a “Recipient”) each in that amount which is equal to that percentage which the total fees and costs paid by such Recipient in connection with the Transaction bears to the total amount of fees and costs paid by both Recipients in connection with the Transaction and the Merger, and each of them.
(3) As used in this Agreement, “Favorable Third Party Proposal” means a written proposal from a credible, bona fide third party relating to any direct or indirect acquisition or purchase of 50% or more of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the Company’s voting equity securities, or any merger, consolidation, business combination, share exchange, recapitalization, liquidation, dissolution or similar transaction involving the Company or combined voting power of the Company, and otherwise on terms which the Company Directors determine in their good faith judgment, taking into account legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Company Directors, to be more favorable to the stockholders of the Company than the Transaction (taking into account any changes to the terms and conditions regarding the Transaction and amendments to this Agreement proposed by Sycamore or Sweet Spot in response to the receipt by Sycamore and Sweet Spot of information about that Favorable Third Party Proposal).
(4) Nothing contained in this section shall (i) prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act.
7.4. Promissory Notes. In addition to the Subject Shares to be issued to JRT and Red Cat, on the Closing Date, the Company and Sycamore shall execute and deliver to JRT and Red Cat the Promissory Notes.
7.5. Adjustment of Shares of the Company’s Common Stock issued to JRT and Red Cat. In the event the Company issues additional shares of its common stock prior to the Closing Date at any price less than $0.15 per share, the number of shares of the Subject Stock to be issued to JRT and Red Cat on the Closing Date shall be adjusted upward so that on the Closing Date JRT and Red Cat shall each be issued that number of shares of the Company’s Common Stock equal to 2 1/2% of the Company’s common stock issued and outstanding on the Closing Date and after the closing of the Transaction.

7.6. Option to put the Company’s stock. Beginning on that date which is six (6) months after the Closing Date, and continuing for a two year period immediately thereafter (the “Put Period”), JRT and Red Cat, and each of them (collectively, “Optionees,” and each individually, “Optionee”) shall have the right to require that, during any 90-day period following the first day of the Put Period, the Company purchase from each Optionee up to 25% of the Subject Shares received by that Optionee on the Closing Date (“Put Right”). An Optionee may exercise the Put Right, in whole or in part, at any time or from time to time during the Put Period, by delivering to the Company a thirty (30) day written notice of Optionee’s intent to exercise its Put Right, which notice shall specify the number of the Subject Shares to be purchased by the Company. If during any 90-day period an Optionee elects not to exercise the Put Right with respect to any of 25% of the Subject Shares which the Optionee is entitled to put, such Subject Shares may be put during the following 90-day period in addition to 25% of Subject Shares that the Optionee is entitled to put during such 90-day period. As such, at the beginning of the fourth 90-day period, each Optionee shall have the right to exercise the Put Right with respect to any and all of Subject Shares held by that Optionee as of the Closing Date. The price at which the Company shall be required to purchase Subject Shares shall equal to (i) $0.16 per share, in the event that the Put Right is exercised prior to the Reverse Stock Split, and (ii) $0.32 per share, in the event that the Put Right is exercised after the Reverse Stock Split. The purchase price for the Subject Shares so put shall be paid by the Company within ten (10) Business Days following the expiration of the 30-day notice period. The provisions of this Section 7.6 notwithstanding, if at any time during the Put Period the Company decides to raise funds for a particular project, whether by a public or private sale of shares of the Company’s $.0001 par value common stock or by any other form of financing transaction, and determines in good faith that Optionees’ exercise of Put Rights may interfere with such fundraising efforts, the Company may suspend Optionees’ rights to exercise their Put Rights by delivering to Optionees a written notice of suspension, which notice shall set forth the planned fundraising activity and the anticipated duration of the suspension period. The Put Period shall be extended for the duration of such suspension period. Upon Optionees’ receipt of the notice of suspension and during the suspension period, the Optionees (i) shall not exercise their Put Rights, and (ii) shall not exercise rights granted under the Registration Rights Agreement at a time or in a manner that will interfere with the efforts of the Company to raise funds. The suspension period shall terminate and the Optionees shall be able to exercise the suspended rights to the full extent provided by this Agreement and the documents related hereto upon the earlier of (i) completion of the Company’s fundraising campaign; or (ii) the Company’s determination that the necessary funds cannot be raised within immediate future, not to exceed twelve (12) months.
7.7. Registration Rights. Until such time as JRT and Red Cat may sell their respective Subject Shares freely and without restrictions regarding quantity or manner of sale under Rule 144 promulgated under the Securities Act, JRT and Red Cat, and each of them, shall be provided with registration rights for those shares as set forth in a registration rights agreement substantially in the form and substance set forth in Exhibit H attached to the Merger Agreement (the “Registration Rights Agreement”).
7.8. Employment Agreements with Scotti and Takats. On the Closing Date the Company and Sycamore shall enter into and execute the Employment Agreements.

7.9. Number of members of the Board of Directors. During that time that JRT and Red Cat each owns not less than 250,000 shares of the Company’s common stock prior to Reverse Stock Split or not less than 125,000 shares after the Reverse Stock Split, as the case may be, and to the extent permissible under applicable laws and listing regulations, Scotti and Takats, and each of them, shall be nominated annually as members of the Board of Directors of the Company. Additionally, during that time that Scotti and Takats are members of the Company’s Board of Directors, the number of members of that Board of Directors shall not be more than 7.
7.10. Pledge and Security Agreements. On the Closing Date, the Company shall execute and deliver to JRT and Red Cat the Pledge and Security Agreements.
7.11. Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless Sycamore and Sweet Spot shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, the Company will comply with each of the following:
(1) The business of the Company shall be conducted only in the ordinary and usual course, the Company shall use reasonable efforts to use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with creditors, employees and other persons having business or financial relationships with the Company, and the Company shall immediately notify Sycamore and Sweet Spot of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Company.
(2) The Company shall not (a) amend its Certificate of Incorporation (or similar charter document) or Bylaws (or similar governing document), or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.
(3) The Company shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.
(4) The Company shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.
(5) The Company shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.

(6) The Company shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of their assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of their property, or as specifically provided for or permitted in this Agreement.
(7) The Company shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.
(8) The Company shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.
(9) The Company will continue promptly and properly to file when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by the Company, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Company.
(10) The Company will comply with all laws and regulations applicable to the Company and its operations.
(11) The Company will maintain in full force and effect insurance coverage of a type and amount customary in its business, but not less than that presently in effect.
7.12. Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Company in connection with this Agreement and the Transaction shall be paid by the Company.
7.13. Publicity. Except to the extent necessary or appropriate for the Company to comply with its obligations under the Exchange Act (including but not limited to the filing of a Current Report on Form 8-K in connection with the execution of this Agreement), prior to the Closing, any written news releases by the Company pertaining to this Agreement or the Transaction shall be submitted to Sycamore and Sweet Spot for review and approval prior to release by the Company, and shall be released only in a form approved by Sycamore and Sweet Spot; provided, however, that (i) such approval shall not be unreasonably withheld and (ii) such review and approval shall not be required of releases by the Company, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule, or policy.
7.14. Updating of Company Disclosure Document. The Company shall notify Sycamore, Sweet Spot and the Sellers of any changes, additions, or events which may cause any change in or addition to the Company Disclosure Document promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to the Company Disclosure Document. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless Sycamore, Sweet Spot, and the Sellers specifically agree thereto in writing nor shall any such modification be considered to constitute or result in a waiver by Sycamore, Sweet Spot, or any of the Sellers of any condition specified in this Agreement.

7.15. Issuance and delivery of the Subject Shares. At or within 10 days following the Closing, the Company shall issue or cause to be issued certificates evidencing and representing the Subject Shares.
7.16. Resales of Subject Shares. The Company shall refuse to register on its books any resale of Subject Shares unless such transfer is made pursuant to a Registration or unless the Company or its counsel agrees that such transfer is permissible pursuant to an exemption from Registration or pursuant to Regulation S promulgated under the Securities Act.
ARTICLES III
COVENANTS OF SWEET SPOT
Sweet Spot hereby covenants with the Company, Sycamore and the Sellers the following:
8.1. Affirmative Covenants. From the date hereof through the closing of the Merger with Sycamore, Sweet Spot will take every action reasonably required of it to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by the provisions of this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however that in all instances the representations and warranties of the Company, Sycamore, and the Sellers in this Agreement are and remain true and accurate and that the covenants and agreements of the Company, Sycamore, and the Sellers in this Agreement are performed and that the conditions to the obligations of Sweet Spot set forth in this Agreement are not incapable of satisfaction and subject, at all times, to the right and ability of the directors of Sweet Spot to satisfy their fiduciary obligations.
8.2. Access and Information. Through the closing of the Merger with Sycamore, Sweet Spot shall provide to the Company and to the Company’s accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns), and personnel, and, during such period, Sweet Spot shall, furnish promptly to the Company (i) all written communications to its directors or to its shareholders generally, (ii) internal monthly financial statements when and as available, and (iii) all other information concerning its business, properties, and personnel as the Company may request, but no investigation pursuant to this section shall affect any representations or warranties of Sweet Spot, or the conditions to the obligations of the Company to consummate the Transaction. In the event of the termination of this Agreement, Sweet Spot will, and will cause its representatives to, deliver to the Company or destroy all documents, work papers, and other material, and all copies thereof, obtained by Sweet Spot or on its behalf from the Company as a result of this Agreement or in connection with this Agreement, whether so obtained before or after the execution of this Agreement, and Sweet Spot will hold in confidence all confidential information, that has been designated as such by the Company in writing or by appropriate and obvious notation, and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Sweet Spot and its representatives shall assert their rights pursuant to this Agreement in such manner as to minimize interference with the business of the Company.

8.3. Conduct of Business Pending the Closing of the Transaction. Prior to the consummation of the Merger of Sweet Spot with Sycamore, unless the Company and Sycamore shall otherwise consent in writing, and except as otherwise contemplated by this Agreement, Sweet Spot shall comply with each of the following:
(1) The business of Sweet Spot shall be conducted only in the ordinary and usual course, Sweet Spot shall use reasonable efforts to keep intact its business organization and goodwill, keep available the services of its officers and employees and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers, and other persons having business or financial relationships with Sweet Spot, and Sweet Spot shall immediately notify the Company and Sycamore of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, Sweet Spot.
(2) Sweet Spot shall not (a) amend its Articles of Incorporation (or similar charter document) or Bylaws (or similar governing document), or (b) split, combine, or reclassify any of its outstanding securities or declare, set aside, or pay any dividend or other distribution on or make or agree or commit to make any exchange for or redemption of any such securities payable in cash, stock, or property.
(3) Sweet Spot shall not (a) issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, or (b) enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing.
(4) Sweet Spot shall not create, incur, or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, except in the ordinary course of business and consistent with past practice.
(5) Sweet Spot shall not (a) adopt, enter into, or amend any bonus, profit-sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any officer, director or employee; or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any officer, director, or employee, except, with respect to employees who are not officers or directors, in the ordinary course of business in accordance with past practice.
(6) Sweet Spot shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of Sweet Spot’s assets or properties, except for sales, encumbrances, and other dispositions or grants in the ordinary course of business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of Sweet Spot’s property, or as specifically provided for or permitted in this Agreement.

(7) Sweet Spot shall not enter into, or terminate, any material contract, agreement, commitment, or understanding.
(8) Sweet Spot shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in Paragraphs (1) through (7), inclusive, of this section.
(9) Sweet Spot will file properly and promptly when due all federal, state, local, foreign and other tax returns, reports, and declarations required to be filed by Sweet Spot and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by Sweet Spot.
(10) Sweet Spot will comply with all laws and regulations applicable to Sweet Spot’s operations.
8.4. Expenses. Except as may be otherwise agreed by the parties, whether or not the Transaction is consummated, all costs and expenses incurred by Sweet Spot in connection with this Agreement and the Transaction shall be paid by Sweet Spot.
8.5. Publicity. Prior to the closing of the Merger with Sycamore, any written news releases by Sweet Spot pertaining to this Agreement or the Transaction shall be submitted to the Company and Sycamore for review and approval prior to release by Sweet Spot, and shall be released only in a form approved by the Company and Sycamore; provided, however, that such review and approval shall not be required of releases by Sweet Spot or Sycamore if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel for the Company, with any applicable law, rule or policy.
8.6. Updating of Sweet Spot Disclosure Document. Sweet Spot shall notify the Company and Sycamore of any changes, additions or events which may cause any change in or addition to the Sweet Spot Disclosure Document promptly after the occurrence of the same and at the Closing by the delivery of appropriate updates to the Sweet Spot Disclosure Document. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Company and Sycamore specifically agree thereto in writing nor shall any such notification be considered to constitute or result in a waiver by the Company or Sycamore of any condition set forth in this Agreement.
8.7. Audited Financial Statements, 8-K Filing. On the Closing, Sweet Spot shall deliver to the Company those audited financial statements of Sweet Spot necessary and appropriate to enable the Company to prepare and file with the SEC an appropriate current report on Form 8-K regarding the Transaction and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board for the two most recently completed fiscal years of Sweet Spot. The form and substance of those audited financial statements shall be satisfactory to the Company in its sole and absolute discretion. In addition, Sweet Spot shall have provided the Company with reasonable assurances that it will provide to the Company any and all information reasonably requested by the Company or its representatives necessary for the Company to be able to comply with its obligation to file that current report on Form 8-K within four (4) business days following the Closing containing the requisite financial statements of Sweet Spot and the requisite Form 10 required disclosure regarding Sweet Spot, and Sweet Spot shall provide any and all information reasonably requested by the Company or its representatives necessary to prepare that current report on Form 8-K.

ARTICLE IX
CONDITIONS TO CLOSING
9.1. Conditions to Obligation of the Sellers. The obligation of the Sellers to close the Transaction shall be subject to the performance at or prior to the Closing of the following conditions, unless the Sellers shall, by a majority in interest of the Sellers, waive such fulfillment in writing:
(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction.
(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction.
(3) The Company shall have performed in all material respects each of its agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.
(4) No Material Adverse Effect with respect to the Company shall, in the judgment of a majority in interest of the Sellers, have taken place since the date hereof, other than those, if any, that result from the changes permitted by the Transaction and the provisions of this Agreement.
(5) The representations and warranties of the Company set forth in this Agreement shall be true in all material respects as of the date hereof and, except in such respects as, in the judgment of Sellers holding a majority of the Exchange Shares, would not result in a Material Adverse Effect with respect to the Company as of the Closing Date, as if those representations and warranties were made as of the Closing Date.
(6) Sycamore and Sweet Spot shall have received from the Company an officers’ certificate, executed by the Chairman of the Board of the Company, dated the Closing Date, as to the satisfaction of the conditions in Paragraphs (3), (4), and (5) of this section.
(7) Richard E. Otto, James M. Strickland, Philip C. Ranker, and Thomas W. Pew, and each of them, shall resign as officers, as appropriate, and from the Board of Directors, of the Company.
(8) On the Closing, Richard L. Love, in his capacity as Chairman of the Board of Directors of the Company, shall appoint Scotti, Takats, Edward Sylvan, Terry Sylvan, and Michael Doban, and each of them, as members of the Board of Directors of the Company, to serve as such until their successors are appointed or elected and duly qualified. Immediately after Richard L. Love appoints Scotti, Takats, Edward Sylvan, Terry Sylvan, and Michael Doban as members of the Board of Directors of the Company, Richard L. Love shall resign as an officer, and a member of the Board of Directors, of the Company.

(9) Sycamore shall have received from Stoel Rives LLP, counsel for the Company, an opinion, dated the date of the Closing, in form and substance as set forth in Exhibit A attached hereto.
(10) Each of the Company Directors shall have entered into a lock-up agreement substantially in the form set forth in Exhibit B attached hereto.
(11) The Company, on the one hand, and JRT and Red Cat, on the other hand, shall have entered into the Registration Rights Agreement.
(12) The Company, on the one hand, and JRT and Red Cat, on the other hand, shall have entered into the Employment Agreements.
(13) The Company, on the one hand, and JRT and Red Cat, on the other hand, shall have entered into the Promissory Notes.
(14) The Company, on the one hand, and JRT and Red Cat, on the other hand, shall have entered into the Pledge and Security Agreements
9.2. Conditions to Obligation of the Company. The obligation of the Company to close the Transaction shall be subject to the performance at or prior to the Closing of the following conditions, unless the Company shall waive such fulfillment in writing:
(1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required by law to consummate the Transaction.
(2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction.
(3) Sycamore shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.
(4) No Material Adverse Effect with respect to Sycamore shall, in the reasonable judgment of the Company, have taken place since the date hereof, other than those, if any, that result from changes permitted by the Transaction and the provisions of this Agreement.
(5) The representations and warranties of Sycamore set forth in this Agreement shall be true in all material respects as of the date hereof and, except in such respects as, in the reasonable judgment of the Company, would not result in a Material Adverse Effect with respect to Sycamore as of the Closing Date as if those representations and warranties were made as of the Closing Date.

(6) The Company shall have received from Sycamore an officers’ certificate, executed by the Chief Financial Officer and the Chief Executive Officer of Sycamore (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions of Paragraphs (3), (4) and (5) of this section.
(7) Sweet Spot shall have performed in all material respects its agreements and obligations specified in this Agreement required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction.
(8) No Material Adverse Effect with respect to Sweet Spot shall, in the reasonable judgment of the Company, have taken place since the date hereof, other than those, if any, that result from changes permitted by the Transaction and the provisions of this Agreement.
(9) The representations and warranties of Sweet Spot set forth in this Agreement shall be true in all material respects as of the date hereof and, in except in such respects as, in the reasonable judgment of the Company, would not result in the Material Adverse Effect with respect to Sweet Spot as of the Closing Date as if those representations and warranties were made as of the Closing Date.
(10) The Company shall have received from Sweet Spot, prior to the filing of the Articles of Merger, an officers’ certificate, executed by the appropriate officers of Sweet Spot , dated the Closing Date, as to the satisfaction of the conditions of Paragraph’s (7), (8), and (9) of this section through the closing of the Merger with Sycamore.
(11) The Company shall have received from Stepp Law Corporation, counsel for Sycamore, an opinion, dated the date of the Closing, in form and substance as set forth in Exhibit C attached hereto.
(12) The Company shall have received from each Seller certificate(s) representing the Exchange Shares held by such Seller, accompanied by duly executed instrument of transfer for transfer by such Seller of its Exchange Shares.
(13) Sycamore and Sweet Spot shall have executed and delivered the Merger Agreement and any and all other agreements, documents, and instruments necessary or appropriate to close the Merger.
(14) Sycamore shall have delivered to the Company a certified copy of the Certificate or Articles of Merger filed with the applicable jurisdictions evidencing the effectiveness of the Merger.
(15) Each Seller shall have completed and executed the certification attached hereto as Exhibit D.
(16) Sweet Spot and Sycamore shall deliver to the Company copies of their audited financial statements, which shall be appropriate for filing with the SEC in a current report on Form 8-K regarding the Transaction and shall have received an audit report from an independent audit firm that is registered with the Public Company Accounting Oversight Board for the two most recently completed fiscal years of Sweet Spot. The form and substance of those audited financial statements shall be satisfactory to the Company in its sole and absolute discretion. In addition, Sycamore and Sweet Spot shall have provided any and all information reasonably requested by the Company or its representatives necessary to file that current report on Form 8-K within four (4) business days of the Closing.

ARTICLE X
SUBJECT SHARES; SELLERS
10.1. Sellers’ Ownership Representations. Each of the Sellers represents and warrants to the Company, severally and not jointly, that, at the Closing (i) such Seller, owns the Exchange Shares set forth opposite such Seller’s name on the Sellers Schedule, to be delivered to the Company at the Closing pursuant to the terms of this Agreement, free and clear of any and all liens, claims, encumbrances, and rights of others; and (ii) such Seller is not a party to any option, warrant, purchase right or other contract or commitment (other than this Agreement and the Merger Agreement) that could require such Seller to sell, transfer or otherwise dispose of any of its Exchange Shares; and (iii) such Seller is fully and freely authorized and entitled to sell, transfer, assign, deliver, set over, and convey to the Company free and clear title to those shares, without any additional approval or authorization being required.
10.2. Absence of Breach; No Consents. The performance by the Sellers, severally and not jointly, of their obligations created by this Agreement, do not (i) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which such Seller is a party or by which it may be affected or obligated; or (ii) require the authorization, consent, approval, or license of any third party.
10.3. Non Registration of Subject Shares. The Sellers, and each of them, understand and acknowledge that the Subject Shares will be issued to those Sellers that are (i) U.S. Persons (as set forth on the Sellers Schedule) without Registration in a transaction that is exempt from Registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated pursuant thereto and/or (ii) Non-U.S. Persons (as set forth in the Sellers Schedule) in a transaction that is exempt from Registration is pursuant to Regulation S. Each Seller understands that the Subject Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by such Seller pursuant hereto, the Subject Shares would be acquired in a transaction not involving a public offering. Each Seller further acknowledges that if the Subject Shares are issued to such Seller in accordance with the provisions of this Agreement, such Seller shall not resell any such Subject Shares without Registration, the existence of an exemption from the Securities Act or in accordance with Regulation S promulgated thereunder. Each Seller represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Seller further represents and covenants that it will not engage in any hedging transactions with respect to any Subject Shares that it acquires under this Agreement unless such transactions comply with the Securities Act.
10.4. Information on Sellers. Each Seller hereby represents and warrants that at the time such Seller was offered the Subject Shares, it was, and at the date hereof it is, and on the Closing Date it either (i) will be an “accredited investor”, as such term is defined in Rule 501(a) under the Securities Act and/or (ii) will not be a “U.S. Person,” as such term is defined in Rule 902(k)(1) of Regulation S promulgated under the Securities Act. Additionally, each such Seller which is a Non-U.S. Person hereby represents and warrants that at the time such Seller was offered the Subject Shares, it was, and at the date hereof it is, and on the Closing Date, it will be outside the United States and that such Seller is not purchasing for the account or benefit of a U.S. Person. Each Seller further represents and warrants that the information set forth on Exhibit D, as completed by such Seller is accurate. In addition, each Seller represents and warrants that it is not a registered broker-dealer under Section 15 of the Securities Act and that, either alone or together with his or her purchaser representative, has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Subject Shares.
10.5. Investment Intent. Each Seller hereby represents and warrants that it is acquiring the Subject Shares as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Subject Shares or any part thereof, without prejudice, however, to such Seller’s right at all times to sell or otherwise dispose of all or any part of such Subject Shares in compliance with applicable federal and state securities laws. Such Seller is acquiring the Subject Shares hereunder in the ordinary course of its business. Such Seller does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Subject Shares.
10.6. Access to Information. Each Seller hereby acknowledges that it has reviewed the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Subject Shares and the merits and risks of investing in the Subject Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.
10.7. Certain Trading Activities. Each Seller hereby represents and warrants that such Seller has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with such Seller, engaged in any transactions in the securities of the Company (including, without limitation, any short sales involving the Company’s securities or any hedging transactions) since the earlier to occur of (i) the time that such Seller was first contacted by the Company regarding its acquisition of Subject Shares and (ii) the 30th day prior to the date hereof. Such Seller covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including short sales or hedging transactions) prior to the time that the Transaction is publicly disclosed.
10.8. Independent Investment Decision. Each Seller hereby represents and warrants that such Seller has independently evaluated the merits of its decision to purchase the Subject Shares pursuant to this Agreement, and each such Seller confirms that it has not relied on the advice of any other Seller’s business and/or legal counsel in making such decision.
10.9. Disclaimer of Representations and Warranties. Notwithstanding any statement to the contrary, except as expressly set forth in this Agreement, each Seller understands and acknowledges that the Company is not making any representation or warranty and the Company specifically disclaims any representation and warranty, whether express or implied, regarding (i) any financial projections or expected yield or return from future operations of any business of the Company; (ii) the quality, condition or operability of any current or future business of the Company; (iii) current or future competition or market conditions affecting any current or future business of the Company; and (iv) current or future legislation or changes in laws, regulations or rules affecting any current or future business of the Company.
10.10. Legends. It is understood that the Subject Shares will bear the following legend or one that is substantially similar to the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND. IN THE CASE OF ANY OFFER, SALE, PLEDGE ASSIGNMENT OR OTHER TRANSFER PURSUANT TO CLAUSE (2) OR CLAUSE (3) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND, IN EITHER CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.
Additionally, the Subject Shares will bear any legend required by the “Blue Sky” laws of any state to the extent such laws are applicable to the Subject Shares.
ARTICLE XI
TERMINATION
This Agreement and the Transaction may be terminated at any time prior to the Closing:
(1) By mutual consent of Sycamore, Sweet Spot and the Sellers holding a majority of the Exchange Shares, on the one hand, and the Company, on the other hand;
(2) By the Company pursuant to Section 7.3 of this Agreement; or

(3) By either Sycamore, Sweet Spot, and Sellers holding a majority of the Exchange Shares, on the one hand, or the Company, on the other hand, upon written notice to the other, if the conditions to such party’s obligations to consummate the Transaction, in the case of the Sellers, as specified in Section 9.1 of this Agreement; or, in the case of the Company, as provided in Section 9.2 of this Agreement, were not, or cannot reasonably be, satisfied on or before the [April 20], 2010, unless the failure of condition is the result of the material breach of this Agreement by the party to this Agreement seeking to terminate this Agreement.
ARTICLE XII
INDEMNIFICATION
12.1. Indemnification by the Company. The Company shall indemnify, save and hold harmless the Sellers, Sweet Spot, Sycamore and their Affiliates, officers, employees, directors, accountants, auditors, attorneys, partners, agents, and other representatives from and against any and all costs, losses (including, without limitation, diminution in value), liabilities, damages, lawsuits, deficiencies, adverse claims, taxes and expenses (whether or not resulting from third-party claims), including, without limitation, interest, penalties, reasonable attorneys’ fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, “Damages”), incurred in connection with or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation made by the Company in or pursuant to this Agreement.
12.2. Indemnification by Sycamore. Sycamore shall indemnify, save and hold harmless the Company, and its Affiliates, officers, employees, directors, accountants, auditors, attorneys, partners, agents and other representatives, from and against any and all Damages incurred in connection with or arising out of or resulting from any breach of any covenant or warranty, or the inaccuracy of any representation, made by Sycamore or the Sellers in or pursuant to this Agreement.
12.3. Defense of Third-Party Claims. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnification pursuant to this Article X, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event no later than fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification contemplated by this Article X, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated pursuant to the terms of its indemnification pursuant to this Article X in connection with such lawsuit or action, then the indemnifying party shall be entitled, if such party so decides, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party’s cost, risk and expense; provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. The indemnified party shall cooperate in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom; provided, however, that the indemnified party may, at its own cost, participate in the investigation, trial and defense of such lawsuit or action and any appeal resulting therefrom.

ARTICLE XIII
POST-CLOSING ITEMS
13.1. Name Change. As soon as the practicable after the Closing, the Company shall cause its name to be changed to Sycamore Entertainment, Inc.
13.2. Increase of the Authorized Number of Shares of Common Stock. As soon as the practicable after the Closing, the Company shall cause its Certificate of Incorporation to be amended to increase the authorized number of shares of the Company’s $.0001 par value common stock to 200,000,000.
13.3. Reverse Stock Split. As soon as the practicable after the Closing, the Company shall cause to occur a one-for-two (1:2) reverse stock split of the issued and outstanding shares of its $.0001 par value common stock.
13.4. Change of Domicile. As soon as the practicable after the Closing, the Company shall change its situs of incorporation from Delaware to Nevada.
13.5. Proxy Rules. The Company shall comply with applicable proxy and other rules of the SEC arising as a result of the Transaction and in connection with each of the foregoing actions that require approval of the Company’s stockholders.
ARTICLE XIV
GENERAL PROVISIONS
14.1. Notice of Certain Events. Each of the parties hereto shall use reasonable efforts to promptly notify the other parties of:
(a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of that would reasonably be expected to cause any representation or warranty of such party specified in this Agreement to be untrue or inaccurate in any material respect;
(b) any failure of the Company or Sycamore to comply with or satisfy, or the occurrence or nonoccurrence of any event, the occurrence or nonoccurrence of which would reasonably be expected to cause the failure by such party to comply with or satisfy, any covenant, condition, or agreement to be complied with or satisfied by it pursuant to this Agreement;
(c) the receipt by such party of any notice or other communication from any person alleging that the consent of such person, which consent is or could reasonably be expected to be material to the Company or Sycamore or the operation of their respective businesses, is or may be required in connection with the Transaction;
(d) the receipt by such party of any notice or other communication from any governmental entity in connection with the Transaction; or

(e) its learning of any actions, suits, claims, investigations or proceedings commenced against, or affecting such party that, if they were pending on the date hereof, would have been required to be disclosed pursuant to this Agreement or which relate to the consummation of the Transaction.
14.2. Notices. Any notice, direction or instruction required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission, electronic transmission, or similar method, if confirmed by mail as provided in this Agreement, (b) mail, if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party to this Agreement at the address of such party specified below. If given by telegram, facsimile transmission, electronic transmission, or similar method or by hand delivery, such notice, direction or instruction shall be deemed to have been given or made on the day on which such notice, direction or instruction was delivered, and if mailed, such notice, direction or instruction shall be deemed to have been given or made on the second (2nd) business day following the day after which such notice, direction or instruction was mailed. Any party to this Agreement may, from time to time by similar notice, give notice of any change of address and, in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

If to the Company:	ImaRx Therapeutics, Inc. c/o Stoel Rives LLP 201 S. Main Street Suite 1100 Salt Lake City, Utah 84111-4904 Facsimile Machine: 801.578.6999 kjontiveros@stoel.com

If to Sycamore:	Sycamore Films, Inc. c/o Stepp Law Corporation 15707 Rockfield Boulevard Suite 101 Irvine, California 92618 Facsimile Machine: 949.660.9010 tes@stepplawgroup.com

With a copy to:	edwardsylvan@gmail.com terry.sylvan@gmail.com

If to the Sellers (except Red Cat and JRT):	edwardsylvan@gmail.com terry.sylvan@gmail.com

If to Sweet Spot and Red Cat and JRT	Mitchell Silbergerg & Knopp LLP 11377 West Olympic Boulevard Los Angeles, California 90064 dkb@msk.com aek@msk.com

With a copy to:	don@sweetspotent.com jtakats@sweetspotent.com

14.3. Recovery of Enforcement Costs. In the event any party to this Agreement shall institute any action or proceeding to enforce any provision of this Agreement, to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, each prevailing party in such action or proceeding shall be entitled to receive from each losing party such prevailing party’s actual attorneys’ fees and costs incurred to prosecute or defend such action or proceeding.
14.4. Assignment. No party to this Agreement shall have the right, without the consent of the other parties to this Agreement, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party’s rights or obligations created by the provisions of this Agreement, nor shall the parties’ rights created by the provisions of the Agreement be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.
14.5. Captions and Interpretations. Captions of the articles and sections of this Agreement are for convenience and reference only, and the words specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all events, shall be construed in accordance with the fair meaning of that language, as if prepared by all parties to this Agreement and not strictly for or against any party to this Agreement. Each party to this Agreement has reviewed and read this Agreement carefully. The rule of construction which requires a court to resolve any ambiguities against the drafting party shall not apply in interpreting the provisions of this Agreement.
14.6. Entire Agreement. This Agreement, the respective Disclosure Documents and the Sellers Schedule, are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants among the parties to this Agreement with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and among those parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any Disclosure Document shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such Disclosure Document shall explicitly so provide to the contrary. In the event of ambiguity in meaning or understanding among the provisions of this Agreement proper and any Disclosure Document, the provisions of this Agreement shall prevail and control in all instances.
14.7. Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by all parties to this Agreement. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid, unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision of this Agreement, whether or not similar, nor shall any waiver of any provision of this Agreement constitute a continuing waiver of that provision.

14.8. Further Assurances. The parties to this Agreement shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.
14.9. Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa, and the word “person” shall include individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity, whether active or passive.
14.10. Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties to this Agreement. Nothing specified in this section, however, shall be a consent to the assignment or delegation by any party of such party’s respective rights and obligations created by the provisions of this Agreement.
14.11. Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties to this Agreement, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.
14.12. Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties to this Agreement that those parties would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.
14.13. Governmental Rules and Regulations. The Transaction is and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of the Transaction.
14.14. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded (by facsimile transmission or electronic transmission) to each of the parties for signature. The signatures of the parties to this Agreement may be affixed to one copy or to separate copies of this Agreement and when all such copies are received (by facsimile transmission or electronic transmission) and signed by all of those parties, those copies shall constitute one agreement, which is not otherwise separable or divisible.

14.15. Reservation of Rights. The failure of any party to this Agreement at any time or times to require strict performance by any other party to this Agreement of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect or diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with any other provisions, warranties, terms, and conditions specified in this Agreement.
14.16. Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other parties to this Agreement to enter into and execute this Agreement. The representations, warranties and covenants specified in this Agreement shall survive the Closing. The covenants, representations, and warranties of the parties to this Agreement are made only to and for the benefit of each other and shall not create or vest rights in other persons.
14.17. Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties to this Agreement is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.
14.18. Governing Law. This Agreement shall be deemed to have been entered into in the State of Delaware, and all questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Delaware, without regard to conflicts of law principles.
14.19. Force Majeure. If any party to this Agreement is rendered unable, completely or partially, by the occurrence of an event of “force majeure” (as that term is defined later in this section) to perform such party’s obligations created by the provisions of this Agreement, such party shall give to each other party to this Agreement prompt written notice of the event of “force majeure” with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of “force majeure,” shall be suspended during, but no longer than, the continuance of the event of “force majeure.” The party to this Agreement affected by such event of “force majeure” shall use all reasonable diligence to resolve, eliminate and terminate the event of “force majeure” as quickly as practicable. The requirement that an event of “force majeure” shall be resolved with all reasonable dispatch, as specified in this section, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party’s wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term “force majeure” as used in this section shall be defined as and mean any act of God, strike, civil disturbance, terrorism, lockout or other industrial disturbance, act of the public enemy, war, blockade, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, catastrophe, flood, snow, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party to this Agreement claiming such suspension.

14.20. Consent to Agreement. By executing this Agreement, each party to this Agreement, for himself or itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party to this Agreement represents, warrants and covenants that such party executes and delivers this Agreement of such party’s own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party to this Agreement represents, warrants, and covenants that such party executes this Agreement acting on such party’s own independent judgment.
IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the date hereof.

ImaRx Therapeutics, Inc.	Sycamore Films, Inc.,
a Delaware corporation	a Nevada corporation

By:	By:

Its: Chairman of the Board		Its: President

By:

Its: Secretary

Signatures of Sellers:

Edward Sylvan

Terry Sylvan

Michael Doban

Skyward Entertainment

Leaddog Capital LLC.

Natalia Evans

Ikkee Battle

Achim Klor

Kadar Brown

Daniel Marcelli

Pamela Goulah

Steve Goulah

Angela Sylvan

Marcus Maraih

JRT Productions, Inc.		Red Cat Productions, Inc.,
a California corporation		a California corporation

By:		By:

	Its: President		Its: President

By:		By:

	Its: Secretary		Its: Secretary

Sweet Spot Productions, Inc.,
a California corporation

By:

Its: President

By:

Its: Secretary

SELLERS SCHEDULE

	Number of shares of
	$.001 par value common
	stock of Sycamore sold
	pursuant to this
Name of Seller:	Agreement:	U.S. Person (Yes/No)
Edward Sylvan	53,000,000	No
Terry Sylvan	18,000,000	No
Michael Doban	1,000,000	Yes
Skyward Entertainment	2,400,000	Yes
Leaddog Capital LLC.	600,000	Yes
Natalia Evans	1,000,000	No
Ikkee Battle	2,480,000	No
Achim Klor	1,000,000	No
Kadar Brown	1,000,000	No
Daniel Marcelli	80,000	No
Pamela Goulah	180,000	No
Steve Goulah	100,000	No
Angela Sylvan	100,000	No
Marcus Maraih	60,000	No
JRT Productions, Inc.	2,500,000	Yes
Red Cat Productions, Inc.	2,500,000	Yes